                                                                    EXHIBIT 99.2


CHRYSLER FINANCIAL                                                                                   DISTRIBUTION DATE:    07-JAN-02
DAIMLERCHRYSLER AUTO TRUST 2001-A MONTHLY SERVICER'S CERTIFICATE (HG)                                                    PAGE 1 OF 2



Payment Determination Statement Number                               10
Distribution Date                                             07-Jan-02



DATES COVERED                                               FROM AND INCLUDING                  TO AND INCLUDING
  Collections Period                                          01-Dec-01                         31-Dec-01
  Accrual Period                                              06-Dec-01                         06-Jan-02
  30/360 Days                                                        30
  Actual/360 Days                                                    32

                                                              NUMBER OF
COLLATERAL POOL BALANCE DATE                                  ACCOUNTS                          $ AMOUNT
Pool Balance - Beginning of Period                            110,891                           1,473,028,419.10
Collections of Installment Principal                                                               34,610,760.59
Collections Attributable to Full Payoffs                                                           14,341,637.61
Principal Amount of Repurchases                                                                        23,981.48
Principal Amount of Gross Losses                                                                    2,287,153.20
                                                                                                ----------------
Pool Balance - End of Period                                  109,499                           1,421,764,886.22
                                                                                                ================


POOL STATISTICS                                                                                 END OF PERIOD
Initial Pool Balance (Pool Balance at the Purchase Date)                                        1,974,999,135.90
Pool Factor (Pool Balance as a Percent of Initial Pool Balance)                                           71.99%

Ending O/C Amount                                                                                  87,162,594.69
Coverage Ratio (Ending Pool Balance as a Percent of Ending Securities)                                   106.53%

Cumulative Net Losses                                                                               5,356,265.53
Net Loss Ratio (3 mo. Weighted Avg.)                                                                    0.74720%
Cumulative Recovery Ratio                                                                                 64.58%
60+ Days Delinquency Amount                                                                         6,878,132.68
Delinquency Ratio (3 mo. Weighted Avg.)                                                                 0.43570%

Weighted Average APR                                                                                      6.666%
Weighted Average Remaining Term (months)                                                                   42.85
Weighted average Seasoning (months)                                                                        14.60



CHRYSLER FINANCIAL                                                                                   DISTRIBUTION DATE:    07-JAN-02
DAIMLERCHRYSLER AUTO TRUST 2001-A MONTHLY SERVICER'S CERTIFICATE (HG)                                                    PAGE 2 OF 2




CASH SOURCES
  Collections of Installment Principal                        34,610,760.59
  Collections Attributable to Full Payoffs                    14,341,637.61
  Principal Amount of Repurchases                                 23,981.48
  Recoveries on Loss Accounts                                  1,255,660.06
  Collections of Interest                                      7,749,793.97
  Investment Earnings                                             81,937.77
  Reserve Account                                              4,651,165.00
                                                              -------------
  TOTAL SOURCES                                               62,714,936.48
                                                              =============

CASH USES

  Servicer Fee                                                 1,227,523.68
  Note Interest                                                5,660,069.05
  Reserve Fund                                                 4,651,165.00
  O/C Release to Seller                                        3,488,601.98
  Note Principal                                              47,687,576.77
                                                              -------------
  TOTAL CASH USES                                             62,714,936.48
                                                              =============


ADMINISTRATIVE PAYMENT

Total Principal and Interest Sources                          62,714,936.48
Investment Earnings in Trust Account                             (81,937.77)
Daily Collections Remitted                                   (52,540,826.30)
Cash Reserve in Trust Account                                 (4,651,165.00)
Servicer Fee (withheld)                                       (1,227,523.68)
O/C Release to Seller                                         (3,488,601.98)
                                                             --------------
  PAYMENT DUE TO/(FROM) TRUST ACCOUNT                            724,881.75
                                                             ==============

O/C RELEASE              (Prospectus pg S16)

Pool Balance                                                  1,421,764,886.22
Yield Supplement O/C Amount                                     (31,554,165.88)
                                                              ----------------
Adjusted Pool Balance                                         1,390,210,720.34

Total Securities                                              1,334,602,291.53
                                                              ----------------

Adjusted O/C Amount                                              55,608,428.81

O/C Release Threshold                                            55,608,428.81

O/C Release Period?  (A1 Notes Matured)                              Yes

O/C Release                                                       3,488,601.98





                                        Beginning           Ending         Principal       Principal per   Interest     Interest per
NOTES & CERTIFICATES                      Balance           Balance         Payment         $1000 Face      Payment       $1000 Face
Class A-1 300,000,000.00 @ 5.095%               0.00               0.00            0.00    0.0000000              0.00    0.0000000
Class A-2 790,000,000.00 @ 4.98%      611,823,868.30     564,136,291.53   47,687,576.77   60.3640212      2,539,069.05    3.2140115
Class A-3 370,000,000.00 @ 5.16%      370,000,000.00     370,000,000.00            0.00    0.0000000      1,591,000.00    4.3000000
Class A-4 340,000,000.00 @ 5.40%      340,000,000.00     340,000,000.00            0.00    0.0000000      1,530,000.00    4.5000000
Certificates                           60,466,000.00      60,466,000.00            0.00    0.0000000              0.00
                                    ----------------   --------------------------------                   ------------
  Total Securities                  1,382,289,868.30   1,334,602,291.53   47,687,576.77                   5,660,069.05
                                    ================   ================================                   ============




    * Class A-1 Interest is computed on an actual/360 Basis. Days in current period 32